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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Mothers Work, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-59309, 333-90108, 333-12321, 333-27611 and 333-90110) and registration statements on Form S-8 (Nos. 33-64580, 33-89726, 333-2404, 333-3480, 333-59529, 333-57766, 333-112158 and 333-137136) of Mothers Work, Inc. of our reports dated December 14, 2007, with respect to the consolidated balance sheets of Mothers Work, Inc. and subsidiaries as of September 30, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 30, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of September 30, 2007, which reports appear in the September 30, 2007 annual report on Form 10-K of Mothers Work, Inc. Our report dated December 14, 2007 on the consolidated financial statements refers to an accounting change as a result of the adoption of SFAS No. 123(R), "Share-Based Payment," effective October 1, 2005.

/s/  KPMG LLP

Philadelphia, Pennsylvania
December 14, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM